Exhibit 99.1

CORPORATE HEADQUARTERS

15601 Dallas Parkway

Suite 600

Addison, Texas 75001

866.655.3600

behringerharvard.com

INVESTOR INFORMATION

For additional information about Behringer Harvard and its real estate programs, please contact us at 866.655.3650.

Commentary & Highlights

Fund

•                  In February, the Fund’s management executed a 97,930-square-foot lease at the 250/290 John Carpenter Freeway property with Avelo Mortgage, the wholesale mortgage distribution arm of Archon Group LP, a wholly-owned subsidiary of Goldman Sachs Group, Inc. The lease term is 11 years and four months commencing in April 2007.

•                  In March, McCarthy Companies, a national automotive advertising firm, signed a 15,781-square-foot lease for the entire sixth floor at the 4245 North Central property. The lease term is seven years commencing in May 2007.

•                  Total occupancy in the Fund’s office properties increased from 50 percent to 59 percent during the first quarter as a result of increased leasing activity at the John Carpenter Freeway and the 4245 North Central properties. This contributed to the Fund’s 107,673 square feet of net absorption during the first quarter.

•                  Site work began on the Telluride condominium project during the first quarter. We plan to begin limited marketing efforts this summer and still anticipate that the first units will be complete in the spring of 2008.

Financial Statements

•                  Rental revenue from continuing operations was approximately $7.2 million during the first quarter of 2007 as compared to approximately $4.5 million during the same period in 2006. The increase resulted primarily from Hotel Palomar revenue.

•                  Total revenue for the first quarter also included approximately $3.4 million in condominium sales at the Residences at the Hotel Palomar. Sales of these condominiums are expected to continue throughout 2007.

•                  The Fund generated approximately $537,000 of net operating income (NOI) from continuing operations during the first quarter of 2007 as compared to approximately $2.7 million of NOI during the same period in the prior year. The commencement of operations at the Hotel Palomar increased operating expenses for the quarter, resulting in lower NOI for the period.

Property Spotlight

•                  In September 2006, we celebrated the grand opening of the Hotel Palomar, Exhale® spa, and Central 214, the hotel’s signature restaurant. Central 214 was named to the Conde Nast Hot List 2007 and was chosen as D Magazine’s Best New Restaurant.

•                  Retail tenants added during the first quarter included Trader Vic’s restaurant and the Brooke Berman Gallery. Brut, a champagne and flower store, is scheduled to open this spring.

•                  Eight condominium units have already been sold and several are pending and expected to close during the second quarter. Additional contracts are being reviewed by potential purchasers.

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP (Unaudited)

CONSOLIDATED BALANCE SHEETS

(in thousands, except unit amounts)	Mar. 31, 2007	Dec. 31, 2006

Assets

Real estate

Land	$31,558	$26,753

Buildings, net	96,258	94,380

Real estate under development	20,414	69,698

Total real estate	148,230	190,831

Condominium inventory	45,854	—

Cash and cash equivalents	14,644	20,837

Restricted cash	2,758	2,747

Accounts receivable, net	1,777	1,376

Prepaid expenses and other assets	1,251	658

Furniture, fixtures, and equipment, net	5,651	5,994

Deferred financing fees, net	1,517	1,906

Note receivable	218	213

Lease intangibles, net	8,716	8,802

Total assets	$230,616	$233,364

Liabilities and partners’ capital

Liabilities

Notes payable	$138,666	$135,304

Accounts payable	5,780	8,819

Payables to affiliates	203	184

Acquired below market lease intangibles, net	168	190

Distributions payable	260	260

Accrued liabilities	6,956	5,405

Capital lease obligations	272	284

Total liabilities	152,305	150,446

Commitment and contingencies	—	—

Minority interest	5,568	6,385

Partners’ capital

Limited partners — 11,000,000 units authorized; 10,803,839 units issued and outstanding at March 31, 2007, and December 31, 2006	72,743	76,533

General partners	—	—

Total partners’ capital	72,743	76,533

Total liabilities and partners’ capital	$230,616	$233,364

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP (Unaudited)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	3 mos. ended	3 mos. ended
(in thousands)	Mar. 31, 2007	Mar. 31, 2006

Cash flows from operating activities:

Net loss	$(3,036)	$(970)

Adjustments to reconcile net loss to net cash flows (used in) provided by operating activities:

Minority interest	(806)	(49)

Depreciation and amortization	2,371	3,142

Amortization of deferred financing fees	237	87

Change in condominium inventory	3,031	—

Change in accounts receivable	(407)	763

Change in prepaid expenses and other assets	(593)	(311)

Change in accounts payable	(923)	226

Change in accrued liabilities	(919)	(63)

Change in payables to affiliates	19	—

Addition of lease intangibles	(992)	(366)

Cash (used in) provided by operating activities	(2,018)	2,459

Cash flows from investing activities:

Capital expenditures for properties under development	(5,755)	(9,935)

Purchases from building equipment	(1,011)	(80)

Purchases of furniture, fixtures, and equipment	18	—

Change in restricted cash	(11)	357

Cash used in investing activities	(6,759)	(9,658)

Cash flows from financing activities:

Proceeds from notes payable	6,696	8,828

Payments on notes payable	(3,335)	(192)

Payments on capital lease obligations	(12)	—

Redemptions of limited partnership units	—	(87)

Distributions	(754)	(807)

Distributions to minority interest holders	(11)	(4)

Contributions from minority interest holders	—	83

Change in payables to affiliates	—	(220)

Cash flows provided by financing activities	2,584	7,601

Net change in cash and cash equivalents	(6,193)	402

Cash and cash equivalents at beginning of period	20,837	15,770

Cash and cash equivalents at end of period	$14,644	$16,172

Supplemental disclosure:

Interest paid, net of amounts capitalized	$1,610	$1,294

Non-cash investing activities:

Capital expenditures for properties under development in accounts payable	$516	$183

Property and equipment additions in accrued liabilities	$2,470	$—

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP (Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

	3 mos. ended	3 mos. ended
(in thousands, except per unit amounts)	Mar. 31, 2007	Mar. 31, 2006

Revenues

Rental revenue	$7,169	$4,455

Condominium sales	3,370	—

Total revenues	10,539	4,455

Expenses

Property operating expenses	4,167	690

Interest expense, net	2,089	747

Real estate taxes, net	932	754

Property and asset management fees	348	332

General and administrative	128	209

Advertising costs	1,413	96

Depreciation and amortization	2,145	2,602

Cost of condominium sales	3,349	—

Total expenses	14,571	5,430

Interest income	190	66

Minority interest	806	49

Loss from continuing operations	$(3,036)	$(860)

Loss from discontinued operations	—	(110)

Net loss	$(3,036)	$(970)

Net loss allocated to general partners	$—	$—

Net loss allocated to limited partners	$(3,036)	$(970)

Weighted average number of limited partnership units outstanding	10,804	10,900

Net loss per limited partnership unit - basic and diluted

Loss from continuing operations	$(0.28)	$(0.08)

Loss from discontinued operations	—	(0.01)

Basic and diluted net loss per limited partnership unit	$(0.28)	$(0.09)

The accompanying unaudited consolidated financial statements do not include all of the information and note disclosures required by generally accepted accounting principals (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of March 31, 2007, and December 31, 2006, and our unaudited condensed consolidated results of operations and cash flows for the periods ended March 31, 2007, and 2006. A copy of the Partnership’s Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at www.sec.gov, by visiting behringerharvard.com, or by written request to the Partnership at its corporate headquarters.

This quarterly report summary contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard Short-Term Opportunity Fund I LP (which may be referred to as the “Partnership,” “we,” “us,” or “our”) and our subsidiaries, our anticipated capital expenditures required to complete projects, amounts of anticipated cash distributions to our investors in the future, and other matters. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of management based on their knowledge of the business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP (Unaudited)

NET OPERATING INCOME (LOSS) (NOI)

	3 mos. ended	3 mos. ended
(in thousands)	Mar. 31, 2007	Mar. 31, 2006

Rental revenue	$10,539	$4,455

Operating expenses

Property operating expenses	4,167	690

Real estate taxes	932	754

Property and asset management fees	348	332

Advertising costs	1,413	96

Cost of condominium sales	3,349	—

Less: Asset management fees	(207)	(148)

Total operating expenses	10,002	1,724

Net operating income	$537	$2,731

RECONCILIATION OF NOI TO NET LOSS

Net operating income	$537	$2,731

Less: Depreciation & amortization	(2,145)	(2,602)

General & administrative	(128)	(209)

Interest expense	(2,089)	(747)

Asset management fees	(207)	(148)

Add: Interest income	190	66

Minority interest	806	49

Loss from discontinued operations	—	(110)

Net loss	$(3,036)	$(970)

Net operating income (NOI), a non-GAAP financial measure, is defined as net income, computed in accordance with GAAP, generated from properties before interest expense, asset management fees, interest income, general and administrative expenses, depreciation, amortization, minority interests, and the sale of assets. Management believes that NOI provides the investor with an accurate measure of the Partnership’s operating performance because NOI reflects the operating performance of its properties and excludes certain items that are not associated with management of the properties. To facilitate understanding of this financial measure, a reconciliation of net operating income to GAAP net income has been provided.

Published 05/07 • IN
© 2007 Behringer Harvard	101213

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